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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2006, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-137671) and related Prospectus of IHS Inc. for the registration of 8,400,000 shares of its common stock.

Denver, Colorado
October 20, 2006

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Consent of Independent Registered Public Accounting Firm